EXHIBIT j

                 Consent of Independent Public Accounting Firm



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of Phoenix Balanced Fund, Phoenix Capital Growth Fund, Phoenix Core Bond Fund, Phoenix High Yield Fund, Phoenix Mid-Cap Growth Fund, and Phoenix Money Market Fund (constituting Phoenix Series Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 13, 2006